Item 77I DWS Balanced VIP,
DWS Diversified International Equity VIP,
DWS Mid Cap Growth VIP, DWS Small Cap
Growth VIP, DWS Strategic Income VIP and
DWS Turner Mid Cap Growth VIP (each a
portfolio of DWS Variable Series II)

The Board of Trustees of DWS Variable
Series II (the "Trust") approved the
combination (the "Combination") of the
Class B shares of each of the portfolios of the Trust listed above (the
"Portfolios") into the Class A shares
of the same Portfolio. Class A shares
do not have a Rule 12b-1 distribution
fee and have lower operating expenses
than Class B shares of the same
Portfolio. The Combinations became
effective (the "Effective Date") on
March 6, 2009. As a result of the
Combinations, the Class B shares
outstanding of each Portfolio on
the Effective Date were converted
into Class A shares of the same
Portfolio. The number of Class A
shares issued as a result of a
Combination was based on the relative
net asset value per share of the two
classes as of the close of business
on the Effective Date. The aggregate
value of the Class B shares of a
Portfolio held by a shareholder
immediately before the Combination for
that Portfolio was equal to the
aggregate value of the resulting
Class A shares held by that
shareholder immediately after the
Combination. Class B shares of each
of the listed Portfolios are no
longer offered.

Item 77I DWS Money Market VIP (a
portfolio of DWS Variable Series II)

The Board of Trustees of DWS Variable
Series II (the "Trust") approved the
combination (the "Combination") of the
Class B shares of DWS Money Market VIP
(the "Portfolio") into the Class A
shares of the Portfolio. Class A shares
do not have a Rule 12b-1 distribution
fee and have lower operating expenses
than Class B shares of the Portfolio.
The Combination became effective
(the "Effective Date") on
February 3, 2009. As a result of the
Combination, the Class B shares
outstanding of the Portfolio on the
Effective Date were converted into
Class A shares of the Portfolio. The
number of Class A shares issued as
a result of the Combination was based
on the relative net asset value per
share of the two classes as of the
close of business on the Effective
Date. The aggregate value of the
Class B shares of the Portfolio held
by a shareholder immediately before the
Combination for the Portfolio was equal
to the aggregate value of the resulting
Class A shares held by that shareholder
immediately after the Combination.
Class B shares of the Portfolio are no
longer be offered.